Exhibit 10.30

AMENDMENT OF SCIENTIFIC ADVISORY BOARD AGREEMENT

This Amendment of the Scientific Advisory Board Agreement (“Amendment”) is made and entered into as of July 21, 2011 (“Execution Date”) by and between Dr. Joe M. McCord, Ph.D., (“Consultant”) and LifeVantage Corporation, a Colorado Corporation (the “Company”).

RECITALS

A. Company and Consultant are parties to a certain Scientific Advisory Board Agreement dated October 9, 2009. (“Agreement”)

B. The parties wish to amend the Agreement to extend the term.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing terms and the mutual promises set forth in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Term. The undersigned agree to amend Dr. McCord’s Scientific Advisory Board Agreement to extend the existing terms and conditions for an additional twelve (12) months period beginning July 1, 2010 (“Effective Date”) and ending on June 30, 2011, (the “Term”).

2. Counterparts. This Amendment may be executed in two or more counterparts each of which shall be deemed an original and which together shall constitute one instrument.

This Amendment has been executed as of the date first set forth above, with such execution being effective as of the effective date of the Agreement.

LifeVantage Corporation		Consultant

By:	/S/ DOUGLAS C. ROBINSON	/S/ DR. JOE M. MCCORD PH.D.
Name:	Douglas C. Robinson	Dr. Joe M. McCord Ph.D.
Title:	Chief Executive Officer